EXHIBIT  21.1     SUBSIDIARIES  OF  THE  COMPANY

Name                     Jurisdiction of   Percentage of
----                     ---------------   -------------
                          Incorporation       Voting
                          -------------       ------
                                         Securities Owned
                                         ----------------

Net Tech Europe, Inc.        Delaware          100%

     (a)  Included  in  the  consolidated  financial  statements  filed  herein
     (b) Net Tech Europe, Inc. changed its name to Power2Search, Inc. on March 24,2001.


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